Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

For good and valuable consideration, BioXcel Therapeutics, Inc. (the “Company”) and Reina Benabou, M.D., Ph.D. (“Employee”) enter into this Separation Agreement and General Release (this “Agreement”), to take effect on the Effective Date (as defined below in Section 6).

1.Separation of Employment; Acknowledgements.

(a)Employee’s employment with the Company will terminate effective July 30, 2021 (the “Separation Date”) as a result of Employee’s resignation, notwithstanding any notice provisions contained in the Employment Agreement (as defined below). Employee will receive all wages and benefits, including unused vacation or paid time off (to the extent required by applicable law), earned through the Separation Date, less applicable taxes and withholdings (the “Accrued Benefits”). Employee will also receive reimbursement for all reimbursable business expenses incurred by Employee prior to the Separation Date, in accordance with Company policy (the “Business Expenses”). By signing below, Employee acknowledges that, with the payments and benefits set forth in this Section 1, Employee will have received all payments and benefits, including all salaries, commissions, bonuses and other incentive pay, vacation, and other benefits, due in connection with Employee’s employment, and the Company does not owe Employee any additional payments or benefits, except with respect to Employees vested options to purchase common stock of the Company, which options shall be governed by the terms of the applicable governing option agreement and equity plan.

(b)Employee acknowledges and agrees that, in accordance with the terms of the Employment Agreement between Employee and the Company dated June 21, 2020 (the “Employment Agreement”), on the Separation Date Employee will resign from all offices and directorships held with the Company or any of its subsidiaries.

2.General Release of Claims. Employee, for Employee and Employee’s agents, successors, heirs and assigns (all of whom are hereinafter individually and collectively referred to in this Section as “Releasors”), hereby releases, remises and forever discharges the Company and any of its subsidiaries, parent companies, affiliates, related companies, divisions, predecessors, successors, interests, assigns, and/or entities in which each has an ownership interest, and each of their future, present, and former members, directors, trustees, agents, servants, shareholders, employees, officers, representatives, attorneys, investors and insurers, and each of their respective heirs, successors, executors and administrators, and all persons acting by, through, under and/or in concert with any of the foregoing (all of which are hereinafter individually and collectively referred to in this Section as “Released Parties”) of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys’ fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which Releasors have had, now have, shall or may have, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever, from the beginning of time up to and including the date that Employee executes this Agreement, including but not limited to claims for:

(a)violation of any written or unwritten contract, agreement, policy, benefit plan, retirement or pension plan, option plan, severance plan, or covenant of any kind, or failure to pay wages, bonuses, employee benefits, other compensation, attorneys’ fees, damages, or any other remuneration (including any equity, ownership interest, management fee, carried interest, partnership interest, distributions, dividends or participation or ownership in any business venture related to the Company); and/or

(b)discrimination, harassment, or retaliation on the basis of any characteristic protected under law, including but not limited to race, color, national origin, sex, pregnancy, sexual orientation, gender identity, religion, disability, marital or parental status, age, union activity or other protected activity; and/or

(c)denial of protection or benefits under any statute, ordinance, executive order, or regulation, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Workers’ Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the False Claims Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Fair Credit Reporting Act, the Connecticut Fair Employment Practices Act, the Connecticut Act Concerning Pay Equity and Fairness, the Connecticut Personnel Files Act, the Connecticut Family and Medical Leave Act, the Connecticut Workers’ Adjustment and Retraining Notification Act, the Connecticut Paid Sick Leave law, Connecticut wage laws, the New Jersey Law Against Discrimination, the New Jersey Pregnant Worker’s Fairness Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Opportunity to Compete Act, the New Jersey Family Leave Act, the Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey State Wage and Hour Law, the New Jersey State Wage Payment Law, the New Jersey Earned Sick Leave law, each as amended, and any other federal, state or local statute, ordinance, order, constitution, or regulation regarding employment, termination of employment, discrimination, harassment, retaliation, notice, or wage and hour matters; and/or

(d)violation of any public policy or common law of any state relating to employment or personal injury, including but not limited to claims for wrongful discharge, defamation, invasion of privacy, infliction of emotional distress, negligence, fraud, and interference with contract.

Employee affirms that as of the date of Employee’s signature below, no action or proceeding covered by this Section was pending against any of the Released Parties.

Similarly, the Company and its subsidiaries and parent (the “Company Releasors”) hereby release, remise and forever discharge the Releasors of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys’ fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise, which the Company Releasors have had, now have, shall or may have against Releasors, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason of any cause, matter or thing whatsoever related to Employee’s employment with the Company or any of its subsidiaries, but excluding (i) any acts of fraud or willful misconduct against the Company or any of its subsidiaries or parent, (ii) crimes against the Company or any of its subsidiaries or parent and (iii) any violations of any provisions of Sections 12 and 13 of the Employment Agreement or similar restrictive covenants.

3.Confidential Information; Non-Disparagement. Employee acknowledges that during Employee’s employment with the Company, Employee acquired and developed knowledge of, and information constituting or concerning, confidential and proprietary information of the Company and other Released Parties. Subject to Section 4, Employee agrees that Employee, for so long as such confidential and proprietary information is and remains confidential and is not generally known to the public or in the industry, excluding disclosure to the public through unlawful means, and unless otherwise required by law: (a) will not disclose any such information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever unless authorized in writing to do so by the Company; and (b) will not use any such information for Employee’s own benefit or the benefit of any person, firm, corporation, association or other entity. In furtherance of the foregoing, Employee agrees to continue to comply with Sections 12 and 13 of the Employment Agreement following the Separation Date. Following the Separation Date, unless otherwise required by law, Employee agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on any of the Company or any of its affiliates or that are otherwise disparaging of any of the Company, its affiliates or any of their past or present officers, directors, employees, advisors, agents, policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards. The Company agrees to make a one-time instruction to employees at the executive officer level to not publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or negatively disparage Employee.

4.Protected Rights. Nothing in this Agreement is intended to or shall prohibit Employee from: (i) making a disclosure to, cooperating with, or receiving an award from the Securities and Exchange Commission, Commodity Futures Trading Commission or Department of Justice; (ii) filing a charge with, cooperating with, providing relevant information to, or otherwise participating or assisting in an investigation conducted by any federal, state or local governmental or regulatory body or official(s) or self-regulatory organization regarding an actual or possible violation of any law or regulation, including the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, and any other analogous state or local governmental agency, provided, however, Employee releases Employee’s right to receive damages or other relief awarded in any such proceeding; (iii) filing a claim for unemployment insurance or workers’ compensation benefits; (iv) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature; or (v) engaging in any other protected conduct or filing claims that cannot be waived by applicable law. Prior authorization of the Company is not required to make any such reports or disclosures and Employee is not required to notify the Company that Employee has made such reports or disclosures. Employee acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

5.Amendment of Non-Competition Agreement. The Company and Employee agree with respect to the non-competition covenant set forth in Section 13(a) of the Employment Agreement, that the definition of “Competing Business” shall be deleted and restated as follows:

Competing Business” means any business developing, manufacturing or selling products related to the treatment of agitation in connection with schizophrenia, bipolar disorder, dementia, or in connection with other neuropsychiatric disorders, including anxious depression.

6.Return of Company Property. Employee is required to return to the Company all Company-owned property in Employee’s possession, custody or control (including in Employee’s home, automobile and elsewhere), including, but not limited to, badges, keys, access cards, credit cards, cell phones, computer equipment, and any other Company documents, materials, and electronically stored information. By signing this Agreement, Employee covenants, represents and warrants that all such property has been returned or shall be returned by no later than the Separation Date.

7.Effective Date. To accept this Agreement, Employee must sign this Agreement no earlier than the Separation Date and no later than five business (5) days following the date on which Employee receives this Agreement. Any changes to this Agreement, whether material or immaterial, shall not extend the time that Employee has to review and sign this Agreement. This Agreement will become effective at the time Employee has timely signed this Agreement, provided Employee has timely provided the Company with a signed copy of the Agreement (the “Effective Date”). If Employee does not timely sign or provide the Company with an executed copy of this Agreement, the Agreement shall be null and void.

8.Miscellaneous.

(a)Assignment: The Company may assign this Agreement and such assignment will take effect for the benefit of any successors or assigns of the Company created by merger, reorganization, and sale of assets or otherwise. Employee hereby consents and agrees to such assignment and enforcement of such rights and obligations by the Company’s successors or assigns, without further action required. This Agreement shall inure to the benefit of and shall be enforceable by each Released Party and the Company’s successors and assigns.

(b)No Admission: This Agreement is not, and shall not be construed to be, an admission of liability, culpability or any other legal conclusion by or against either party.

(c)Governing Law: This Agreement shall be interpreted, enforced and governed under the laws of the State of Connecticut exclusively, without reference to any conflict of laws rule that would result in the application of the laws of any other jurisdiction.

(d)Entire Agreement: This Agreement constitutes the entire understanding between the parties regarding Employee’s separation from employment with the Company and supersedes any prior written or oral agreements regarding such employment; provided, that, nothing in this Agreement shall supersede Section 12 or 13 of the Employment Agreement (although Section 5 above shall amend Section 12 of the Employment Agreement). Employee also acknowledges that there are no representations by the Company, oral or written, which are not set forth in this Agreement upon which Employee relied in signing this Agreement. This Agreement cannot be modified or amended except by written agreement signed by both Employee and the Company.

(e)Construction: If any provision of this Agreement is declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions of the Agreement shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

9.Acknowledgment. Employee acknowledges that (a) Employee has carefully reviewed this Agreement and understands its meaning; (b) Employee is herein being advised in writing by the Company to consult with an attorney in conjunction with this Agreement; (c) Employee has been given a period of five (5) business days within which to review and consider this Agreement, and the parties expressly agree that such review period shall not be extended upon any material or immaterial changes to the Agreement; (d) Employee further understands that if Employee signs this Agreement prior to the end of the five (5) business day review period, Employee voluntarily waives the remainder of such review period; and (e) Employee is signing this Agreement knowingly, willingly, and without duress.

* Signature Page Follows *

To be valid and binding, Employee must sign and return a copy of this Agreement to the Company’s Corporate Secretary at the Company’s principal place of business, no earlier than the Separation Date and no later than five (5) business days after Employee’s receipt of this Agreement. Intending to be legally bound by this Agreement, the parties have provided their signatures on the dates indicated below.

COMPANY

BioXcel Therapeutics, Inc.

Signature:	/s/ Javier Rodriguez	Date: 7/28/21

Title:	Chief Legal Officer

EMPLOYEE

Signature:	/s/ Reina Benabou	Date: July 28th, 2021

Print Name:	Reina Benabou MD PHD